QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
American Equity Investment Life Holding Company:

We consent to the use of our reports dated March 12, 2007, with respect to the consolidated balance sheets of American Equity Investment Life Holding Company (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated March 12, 2007 on the consolidated financial statements also contains an explanatory paragraph that states that the Company adopted Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, in 2006.

/s/ KPMG LLP

Des Moines, Iowa

January 14, 2008

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm